        EXHIBIT 10.25

SECOND AMENDMENT TO THE RESTATED
MERIT MEDICAL SYSTEMS, INC.
1996 STOCK PURCHASE PLAN

WHEREAS, Merit Medical Systems, Inc. (the "Company") maintains the Merit Medical Systems, Inc. 1996 Employee Stock Purchase Plan (the "Plan"), which was restated effective July 1, 2000, and amended effective April 1, 2001; and

WHEREAS, the Company, acting through its board of directors, may amend the Plan at any time and from time to time;

THEREFORE, the Plan is hereby amended as follows effective January 1, 2006:

l.    Section 6.2 of the Plan is amended to read in its entirety as follows:

Option Price. The option price of Common Stock purchased with payroll deductions made during each Offering for a Participant hereunder shall be 95% of the Fair Market Value of a share of Common Stock on the applicable Offering Termination Date.

2.    Except as modified above, the Plan is hereby continued and ratified in all respects.

IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Plan to be executed by its duly authorized officer this 1st day of January, 2006

MERIT MEDICAL SYSTEMS, INC.

By: /s/ Kent W. Stanger
Title: Chief Financial Officer